This certification is being furnished as required by Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code, and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as otherwise stated in such filing.

EXHIBIT 32.1

CERTIFICATION PURSUANT TO RULE 13A-14(B) 18 U.S.C. SECTION 1350,

As adopted pursuant to

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Dime Community Bancshares, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission on March 15, 2021, (the “Report”), we, Kevin M. O’Connor,  Chief Executive Officer of the Company and, Avinash Reddy, Senior Executive Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 15, 2021	/s/ Kevin M. O’Connor
Kevin M. O’Connor
Chief Executive Officer

/s/ Avinash Reddy
Avinash Reddy
Senior Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Dime Community Bancshares, Inc. and will be retained by Dime Community Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.